                                                                    Exhibit 10.1
================================================================================



                               CREDIT AGREEMENT

                                 dated as of

                              October 25, 2000,



                                     among




                             CAIS INTERNET, INC.,
                                 as Borrower,


                           The Lenders Party Hereto



                                      and


                             CII VENTURES II LLC,
                            as Administrative Agent

                          ---------------------------



================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  Definitions
                                  -----------

                                                                            Page
                                                                            ----
SECTION 1.01   Defined Terms...............................................  1
               -------------
SECTION 1.02   Classification of Loans and Borrowings...................... 15
               --------------------------------------
SECTION 1.03   Terms Generally............................................. 15
               ---------------
SECTION 1.04   Accounting Terms; GAAP...................................... 16
               ----------------------


                                  ARTICLE II

                                  The Credits
                                 ------------

SECTION 2.01.  Commitment.................................................. 16
               ----------
SECTION 2.02.  Loans and Borrowings........................................ 17
               --------------------
SECTION 2.03.  Requests for Borrowings..................................... 17
               -----------------------
SECTIONS 2.04-2.05. [Intentionally Omitted]................................ 18
SECTION 2.06.  Funding of Borrowings....................................... 18
               ---------------------
SECTION 2.07.  Interest Elections.......................................... 19
               ------------------
SECTION 2.08.  Termination and Reduction of Commitments.................... 20
               ----------------------------------------
SECTION 2.09.  Repayment of Loans; Evidence of Debt........................ 21
               ------------------------------------
SECTION 2.10.  [Intentionally Omitted]..................................... 22
SECTION 2.11.  Prepayment of Loans......................................... 22
               -------------------
SECTION 2.12.  [Intentionally deleted]..................................... 24
SECTION 2.13.  Interest.................................................... 24
               --------
SECTION 2.14.  Alternate Rate of Interest.................................. 25
               --------------------------
SECTION 2.15.  Increased Costs............................................. 25
               ---------------
SECTION 2.16.  Break Funding Payments...................................... 26
               ----------------------
SECTION 2.17.  Taxes....................................................... 27
               -----
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs. 29
               -----------------------------------------------------------
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.............. 31
               ----------------------------------------------


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization; Powers........................................ 32
               ---------------------
SECTION 3.02.  Authorization; Enforceability............................... 32
               -----------------------------
SECTION 3.03.  Governmental Approvals; No Conflicts........................ 32
               ------------------------------------
SECTION 3.04.  Warrant Agreement........................................... 33
               -----------------
SECTIONS 3.05-3.06. [intentionally omitted]................................ 34

                                                                          Page
                                                                          ----
SECTION 3.07. Compliance with Laws and Agreements........................   34
              -----------------------------------
SECTION 3.08. Investment and Holding Company Status......................   34
              -------------------------------------


                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01. Effective Date.............................................   34
              --------------
SECTION 4.02. Each Credit Event..........................................   36
              -----------------


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01. Financial Statements and Other Information.................   37
              ------------------------------------------
SECTIONS 5.02-5.03. [Intentionally Omitted]..............................   37
SECTION 5.04. Existence; Conduct of Business.............................   37
              -------------------------------
SECTION 5.05. Asset Sale Proceeds........................................   37
              -------------------
SECTION 5.06. Consents to CAIS Assumption................................   37
              ---------------------------
SECTIONS 5.07-5.08. [Intentionally Omitted]..............................   37
SECTION 5.09. Books and Records; Inspection and Audit Rights.............   38
              ----------------------------------------------
SECTION 5.10. Compliance with Laws.......................................   38
              --------------------
SECTION 5.11. Use of Proceeds............................................   38
              ---------------
SECTION 5.12. Additional Subsidiaries....................................   38
              -----------------------

                                  ARTICLE VI

                              Negative Covenants
                              -------------------

SECTION 6.03. Restricted Payments.........................................  40
              -------------------
SECTION 6.04. Capital Expenditures........................................  40
              --------------------
SECTION 6.05. Investments.................................................  41
              -----------

                                  ARTICLE VII

                               Events of Default
                               -----------------


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

                                                                            Page
                                                                            ----
SECTION 9.01  Notices...................................................... 46
              -------
SECTION 9.02  Waivers; Amendments.......................................... 47
              -------------------
SECTION 9.03  Expenses; Indemnity; Damage Waiver........................... 48
              ----------------------------------
SECTION 9.04  Successors and Assigns....................................... 50
              ----------------------
SECTION 9.05  Survival..................................................... 53
              --------
SECTION 9.06  Counterparts; Integration; Effectiveness..................... 53
              ----------------------------------------
SECTION 9.07  Severability................................................. 53
              ------------
SECTION 9.08  Right of Setoff.............................................. 54
              ---------------
SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of Process... 54
              ----------------------------------------------------------
SECTION 9.10  WAIVER OF JURY TRIAL......................................... 55
              --------------------
SECTION 9.11  Headings..................................................... 55
              --------
SECTION 9.12  Confidentiality.............................................. 55
              ---------------
SECTION 9.13  Interest Rate Limitation..................................... 56
              ------------------------
SECTION 9.14  Assumption by CAIS, Inc...................................... 57
              ------------------------
SECTION 9.15  Warrants..................................................... 57
              --------
SECTION 9.16  Representations of the Lenders............................... 57
              ------------------------------

SCHEDULES:

Schedule 1.01   -- Sale/Leaseback Transaction
Schedule 2.01   -- Commitments
Schedule 6.01   -- Existing Indebtedness
Schedule 6.01A  -- Agreed to Indebtedness
Schedule 6.02   -- Existing Liens
Schedule 6.02A  -- Agreed to Liens
Schedule 6.03   -- Restricted Payments
Schedule 6.04   -- Capital Expenditures
Schedule 6.05   -- Employee Advances
Schedule 6.05A  -- Other Investments


EXHIBITS:

Exhibit A      Form of Opinion of Morrison & Foerster LLP
Exhibit B  --  Form of Indemnity, Subrogation and
                 Contribution Agreement
Exhibit C  --  Form of Subsidiary Guarantee Agreement
Exhibit D  --  Form of Parent Guarantee Agreement
Exhibit E  --  Form of Warrant Agreement

                         CREDIT AGREEMENT dated as of October 25, 2000, among
                    CAIS INTERNET, INC., the LENDERS party hereto, and CII VENTURES II LLC, as Administrative Agent.

               The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms
                   -------------
have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means CII Ventures II LLC, in its capacity as
      --------------------
administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a
      ----------------------------
form supplied by the Administrative Agent.

     "Adverse Event" has the meaning set forth in Section 4.02(b)(ii)(B).
      -------------

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Assessment Rate" means, for any day, the annual assessment rate in effect
      ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Asset Sale" means the sale by CAIS, Inc. and CAIS Software of the assets
      ----------
described in the Asset Purchase Agreement (the "Asset Purchase Agreement"), by
                                                ------------------------
and among Cisco Systems, Inc., Holdings, Cais Software and CAIS Inc.

     "Asset Sale Date" means the date on which the Asset Sale closes.
      ---------------

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in any form approved by the Administrative Agent.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
      ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means, subject to Section 9.14, CAIS Internet, Inc., a Delaware
      --------
corporation.

     "Borrowing" means Loans of the same Type, made, converted or continued on
      ---------
the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Request" means a request by the Borrower for a Borrowing in
      -----------------
accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "CAIS Assumption" has the meaning set forth in Section 9.14.
      ---------------

     "CAIS, Inc." means Cais Inc., a Virginia corporation.
      ----------

     "CAIS Software" means CAIS Software Solutions, Inc., a California
      -------------
corporation.

     "Capital Expenditures" means for any period, with respect to any Person,
      --------------------
the aggregate of all expenditures by such Person and its subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its subsidiaries.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interest, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or
      ----------------
unconditionally guaranteed by, the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United Stated or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or
           ---                                               --------
carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) repurchase obligations of any Lender or any commercial bank satisfying the requirement of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Commitment" means, with respect to each Lender, the commitment, if any, of
      ----------
such Lender to make Loans hereunder, expressed as an amount representing the maximum principal amount of such Lender's Loans to be outstanding hereunder, as such Commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such

Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $20,000,000.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "dollars" or "$" refers to lawful money of the United States of America.
      -------

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Equity Interests" means shares of capital stock, partnership interests,
      ----------------
membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.
      ----------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net profits or gross receipts by the United States of America (or any State or other political subdivision thereof or therein), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, senior
      -----------------
vice-president - finance, principal accounting officer, treasurer or controller of the Borrower.

     "Financing Transactions" means the execution, delivery and performance by
      ----------------------
each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws
      ------------------
of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements
            --------
for collection or deposit in the ordinary course of business.

     "Guarantee Agreements" means the Parent Guarantee Agreement and the
      --------------------
Subsidiary Guarantee Agreement.

     "Guaranteed Parties" has the meaning assigned to such term in the
      ------------------
Subsidiary Guarantee Agreement.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Holdings" means CAIS Internet, Inc., a Delaware corporation that, as of
      --------
the Effective Date, owns all the outstanding capital stock of CAIS, Inc.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any Indebtedness described in clause (g) above shall be limited to the maximum amount payable under the applicable Guarantee of such Person if such Guarantee contains limitations on the amount payable thereunder.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Indemnity, Subrogation and Contribution Agreement" means the Indemnity,
      -------------------------------------------------
Subrogation and Contribution Agreement, substantially in the form of Exhibit B, among Holdings, the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Borrowing in accordance with Section 2.07.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last
      ---------------------
day of each calender month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

     "Interest Period" means with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided
                                                                      --------
that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lender Affiliate" means, (a) with respect to any Lender, (i) an
           ----------------
Affiliate of such Lender or (ii) an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 9.02(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or Section 9.02(c).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m.,

London time, two Business Days prior to the commencement of such Interest
Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Guarantee Agreements, the
           --------------
Indemnity, Subrogation and Contribution Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

          "Loan Parties" means Holdings, CAIS, Inc. (at such times as it is the
           ------------
Borrower hereunder in accordance with Section 9.14) and the Subsidiary Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of Holdings, CAIS, Inc. and the Subsidiaries taken as a whole, (b) the ability of Holdings, CAIS, Inc. or any Subsidiary Loan Party to perform any of its obligations under any Loan Document or (c) the ability of the Lenders to enforce any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans), or
           ---------------------
obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, CAIS, Inc. and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, CAIS, Inc. or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, CAIS, Inc. or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means the earlier of (a) March 31, 2001 and (b) the
           -------------
Asset Sale Date.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all commissions, fees and out-of-pocket expenses paid by Holdings, CAIS, Inc. and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), the amount of all payments required to be made by Holdings, CAIS, Inc. and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and
(iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, CAIS, Inc. and the Subsidiaries, and the amount of any reserves established by Holdings, CAIS, Inc. and the Subsidiaries to fund (A) retained liabilities relating to the assets sold or (B) contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Nortel" means Nortel Networks Inc., a Delaware corporation.
           ------

          "Nortel Credit Agreement" means the Credit Agreement dated as of June
           -----------------------
4, 1999 (as amended, supplemented or otherwise modified form time to time) by and among CAIS, Inc. and Nortel.

          "Other Taxes" means any and all current or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.

          "Parent Guarantee Agreement" means the Parent Guarantee Agreement,
           --------------------------
substantially in the form of Exhibit D, made by Holdings in favor of the Administrative Agent for the benefit of the Guaranteed Parties.

          "Permitted Encumbrances" means:
           ----------------------
          (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings, provided that Holdings,
                                                         --------
     CAIS, Inc. or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings, provided
                                                                      --------
     that Holdings, CAIS, Inc. or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments for payments of money in an aggregate amount not greater than $1,000,000; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, CAIS, Inc. or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction (other than the sale-leaseback transaction described on Schedule 1.01) but excluding any sale, transfer or other disposition of collateral securing the obligations under the Nortel Credit Agreement as in effect on the date hereof the net proceeds of which are required to prepay such obligations) of any property or asset of Holdings, CAIS, Inc. or any Subsidiary outside the ordinary course of business including, without limitation, the Asset Sale; or

          (b) the issuance by Holdings, CAIS, Inc. or any Subsidiary of any Equity Interests, or the receipt by Holdings, CAIS, Inc. or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings, CAIS, Inc. or a Subsidiary Loan Party, provided that CAIS, Inc. and CAIS
                                            --------
     Software shall only be permitted to receive funds in an amount sufficient to satisfy their respective working capital requirements in the ordinary course of business (as communicated to the Administrative Agent); or

          (c) the incurrence by Holdings, CAIS, Inc. or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Loans
           ----------------
and unused Commitments representing more than 50% of the total outstanding Loans and unused Commitments at such time.

          "Restricted Payment" means (a) any dividend or other
           ------------------
distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, CAIS, Inc. or any Subsidiary or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, CAIS, Inc. or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, CAIS, Inc. or any Subsidiary.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of Holdings other than CAIS, Inc.
           ----------

          "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee
           ------------------------------
Agreement, substantially in the form of Exhibit C, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Guaranteed Parties.

          "Subsidiary Loan Party" means any Subsidiary other than any Foreign
           ---------------------
Subsidiary.

          "Taxes" means any and all present or future taxes, levies,
           -----
imposts, deductions, charges or withholdings imposed by any taxing authority.

          "Three-Month Secondary CD Rate" means, for any day, the
           -----------------------------
secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Warrant Agreement" has the meaning set forth in Section 9.15.
           -----------------

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of
                        --------------------------------------
this Agreement, Loans may be classified and referred to by Type (i.e., a
                                                                 ----
"Eurodollar Loan"). Borrowings also may be classified and referred to by Type (i.e., a "Eurodollar Borrowing").
 ----

          SECTION 1.03. Terms Generally. The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly
                        ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01. Commitments. Subject to the terms and conditions set
                        -----------
forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Loans exceeding such Lender's Commitment, provided that no more than $3,000,000 in Loans may be made in any calendar week
--------
(except that the initial borrowing hereunder may be made in any amount up to $5,000,000). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as
                        --------------------
part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the
                                     --------
Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation
      --------
of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR
                                                            --------
Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments, notwithstanding the foregoing. Borrowings of more than one Type may be outstanding at the same time; provided that there
                                                        --------
shall not at any time be more than a total of four Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the
                        -----------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i)   the aggregate amount of such Borrowing;

               (ii)  the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTIONS 2.04-2.05. [Intentionally Omitted]

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each
                        ---------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly (but in no event later than 1:00 p.m., New York City time) transferring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the

Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of
                   ------------------
the Type specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to each resulting Borrowing (in which case the information to be specified pursuant to clauses
  (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

        (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

        (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

        SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
                      ----------------------------------------
previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the Maturity Date.

        (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in
                 --------
an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with this Agreement, the outstanding principal amount of the Loans would exceed the total Commitments.

        (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Commitments shall be reduced in an aggregate amount equal to 100% (or 50% in the case of a Prepayment Event pursuant to paragraph (b) of the definition thereof) of such Net Proceeds.

        (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of
                                      --------
the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Except as provided in paragraph (e) below, each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

        (e) In the event the Borrower is entitled to replace a non-consenting Lender pursuant to Section 9.02(c), the Borrower shall have the right, upon five Business Days' written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender, so long as (i) all Loans, together with accrued and unpaid interest and other amounts owing to such Lender are repaid pursuant to Section 2.11(e) concurrently with the effectiveness of such termination and (ii) the consents required by Section 9.02(c) in connection with the prepayment shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to Sections 2.15, 2.16, 2.17 and 9.03 of this Agreement, which shall survive as to such Lender.

        SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower
                      ------------------------------------
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

        (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

        (e) The Borrower or any Lender may request that any Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, any Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.10. [Intentionally Omitted]

        SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right
                      -------------------
at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

        (b) In the event and on each occasion that the outstanding principal amount of the Loans exceeds the total Commitments then in effect, the Borrower shall prepay Borrowings in an aggregate amount equal to such excess.

        (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall prepay Borrowings in an aggregate amount equal to 100% (or 50% in the case of a Prepayment Event pursuant to paragraph (b) of the definition thereof) of such Net Proceeds.

        (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

        (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of
                                                 --------
optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

        (f) In the event the Borrower is entitled to replace a non-consenting Lender pursuant to Section 9.02(c), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest and other amounts, owing to such Lender in accordance with Section 9.02(c) so long as (i) in the case of the prepayment of the Loans of any Lender pursuant to this Section 2.11(f), the Commitment of such Lender is terminated concurrently with such prepayment pursuant to Section 2.08(b), and (ii) in the case of the prepayment of the Loans of any Lender, the consents required by Section 9.02(c) in connection with the prepayment pursuant to this Section 2.11(f) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to Sections 2.15, 2.16, 2.17 and 9.03 of this Agreement, which shall survive as to such Lender.

        SECTION 2.12. [Intentionally deleted]

        SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing
                      --------
shall bear interest at the Alternate Base Rate plus 5.00%.

        (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 6.00%.

        (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overDue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

        (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section
--------
shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

        (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.14. Alternate Rate of Interest. If prior to the commencement
                      --------------------------
of any Interest Period for a Eurodollar Borrowing:

        (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

        (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing

        SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
                      ---------------

        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

        (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Euro-dollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of participating in, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

        (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

        (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs
-------- -------
or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

        SECTION 2.16. Break Funding Payments. In the event of (a) the payment of
                      ----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        SECTION 2.17. Taxes. (a) Any and all payments by or on account of any
                      -----
obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified
       --------
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

        (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e) Any Lender that is entitled to an exemption from or reduction of the deduction, withholding or payment of an Indemnified Tax or Other Tax under the law of the United States or the jurisdiction in which the Borrower is located (or any political subdivision thereof), or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

        (f) If the Administrative Agent or a Lender determines in good faith, but in its sole discretion, that it has received a refund (or a reduction in Taxes attributable to foreign tax credits) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or reduction in Taxes); provided, however, that the Borrower, upon the request
                        --------  -------
of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                   ------------------------------------------------------------
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 9 West 57th Street, Suite except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal and interest then due hereunder, such funds shall be applied (i) first, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any
--------
portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then the Lenders severally agree to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any
                   -----------------------------------------------
Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) in the reasonable judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

     Each of Holdings and CAIS, Inc. (at such time as it is the Borrower hereunder) represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of Holdings, CAIS, Inc. and the
                   ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Financing Transactions to
                   ------------------------------
be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and CAIS, Inc. and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, CAIS, Inc. or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Financing
                   ------------------------------------
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or (ii) routine corporate filings to maintain the good standing of Holdings, CAIS, Inc. and the Subsidiaries, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, CAIS, Inc. or any of the Subsidiaries or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, CAIS, Inc. or any of the Subsidiaries or their assets, or give rise to a right thereunder to require any payment (other than the payments required to be made under the Loan Documents) to be made by Holdings, CAIS, Inc. or any of the Subsidiaries.

     SECTION 3.04. Warrant Agreement. (a) The Company has the corporate power
                   -----------------
and authority to enter into each Warrant Agreement.

     (b) Each Warrant Agreement has been duly and validly authorized by Holdings and, when duly executed and delivered by Holdings, will be the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the validity or enforceability of provisions relating to rights of indemnity and contribution set forth herein.

     (c) The warrants to be issued under each Warrant Agreement (collectively, the "Warrants") have been duly and validly authorized for issuance and sale by
     --------
Holdings and, when issued, delivered and paid for in accordance with the respective Warrant Agreement, will be the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     (d) The Warrants will be exercisable for common stock of Holdings in accordance with the terms of the applicable Warrant Agreement. The common stock to be issued upon the exercise of the Warrants has been duly authorized for issuance by Holdings and, when issued upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights, Holdings has reserved sufficient shares of common stock for issuance upon the exercise of the Warrants.

     (e) None of (i) the execution, delivery or performance by Holdings of either Warrant Agreement, (ii) the issuance and sale of the Warrants and (iii) the consummation by Holdings of the transactions contemplated by each Warrant Agreement violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or resulting in the imposition of a lien on any properties of Holdings, or an acceleration of any indebtedness of Holdings pursuant to, (A) the charter or bylaws of Holdings, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which Holdings is a party or by which it or its properties is or may be bound, (C) any statute, rule or regulation applicable to Holdings or any of its assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Holdings or any of its assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not singly, or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by Holdings of each Warrant Agreement, (B) the issuance of the Warrants (or the issuance of the common stock upon exercise of the Warrants) and (C) the consummation by Holdings of the transactions contemplated by each Warrant Agreement.

     SECTIONS 3.05-3.06. [intentionally omitted]

     SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, CAIS,
                   -----------------------------------
Inc. and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.08. Investment and Holding Company Status. Neither Holdings,
                   -------------------------------------
CAIS, Inc. nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.


                                  ARTICLE IV

                                  Conditions
                                  ----------

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans
                   --------------
hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Lenders shall have received favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morrison & Foerster LLP, counsel for Holdings, CAIS, Inc. and the other Loan Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. Holdings hereby requests the counsel referred to in this paragraph to deliver such opinion.

     (c) The Lenders shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Financing Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (e) The Administrative Agent shall have received all amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

     (f) The Administrative Agent shall have received (i) counterparts of the Subsidiary Guarantee Agreement signed on behalf of each Subsidiary Loan Party,
  (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party and (iii) counterparts of the Warrant Agreement, signed on behalf of each of the parties thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on October 25, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a
                   -----------------
Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the receipt of a certificate from a Financial Officer:

     (a) Certifying that the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing.

     (b) Certifying that (i) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing and (ii) as of the date of such Borrowing, (A) it is reasonably foreseeable that the Asset Sale will be completed prior to January 31, 2001 and (B) such Financial Officer, after reasonable investigation, has no knowledge of any representation or warranty being untrue or covenant breached (individually or collectively, an "Adverse Event") under the Asset Purchase
                                     -------------
  Agreement which is reasonably likely to prohibit any party thereto from satisfying conditions precedent to closing the Asset Sale in accordance with the Asset Purchase Agreement prior to January 31, 2001.

     (c) if the Borrowing, together with all other Borrowings made or to be made on the same date, is for an amount in excess of $1,000,000, specifying in reasonable detail the working capital requirements for which the proceeds of such Borrowing will be used and the timing thereof.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) through (c) of this Section.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan payable hereunder shall have been paid in full, each of Holdings and CAIS, Inc. (at such times as it is the Borrower hereunder) covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements and Other Information. The Borrower will
                   ------------------------------------------
furnish to the Administrative Agent and each Lender: (a) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, CAIS, Inc. or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings or CAIS, Inc. to its shareholders generally, as the case may be;

     (b) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, CAIS, Inc. or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, and

     (c) promptly after the occurrence thereof, information describing the occurrence of (i) any Default or Event of Default, (ii) any Adverse Event or
(iii) any other event or development that could delay or materially interfere with the closing of the Asset Sale prior to January 1, 2001.

     SECTIONS 5.02-5.03.   [Intentionally Omitted].

     SECTION 5.04. Existence; Conduct of Business. Each of Holdings and CAIS,
                   ------------------------------
Inc. will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

     SECTION 5.05. Asset Sale Proceeds. Holdings and its Subsidiaries shall take
                   -------------------
all actions requested by the Administrative Agent to ensure that the Net Proceeds of the Asset Sale are applied to prepay the Loans in accordance with
Section 2.11(c), including, if not prohibited by any contract to which any Loan Party is a party, granting the Lenders a security interest in such Net Proceeds (and related contract rights).

     SECTION 5.06. Consents to CAIS Assumption. The Borrower will use
                   ---------------------------
commercially reasonable efforts to obtain any and all consents necessary or reasonably advisable to permit the CAIS Assumption (such that CAIS, Inc. is not in violation or default under any indenture, agreement or other instrument binding upon CAIS, Inc. or any Loan Party or result in the imposition of any Lien or an acceleration of any indebtedness of CAIS, Inc. or any Loan Party).

     SECTIONS 5.07-5.08.   [Intentionally Omitted]

     SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of
                   ----------------------------------------------
Holdings and CAIS, Inc. will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in compliance with GAAP are made of all dealings and transactions in relation to its business and activities. Each of Holdings and CAIS, Inc. will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that the Borrower shall be given the opportunity to be
           --------
present at any discussion with its independent accountants.

     SECTION 5.10. Compliance with Laws. Each of Holdings and CAIS, Inc. will,
                   --------------------
and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11. Use of Proceeds. The proceeds of the Loans will be used
                   ---------------
solely for working capital requirements within five Business Days of the borrowing of such Loans or such unspent amounts shall be repaid to the Lenders. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is
                   -----------------------
formed or acquired after the Effective Date, Holdings will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, (i) Holdings will cause such Subsidiary to execute and deliver a Subsidiary Guarantee Agreement and (ii) Holdings will cause such Subsidiary to become a party to the Indemnity, Subrogation and Contribution Agreement, in each case within three Business Days after such Subsidiary is formed or acquired.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan payable hereunder have been paid in full, each of Holdings and CAIS, Inc. (at such times as it is the Borrower hereunder) covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness. Holdings and CAIS, Inc. will not, and
                        ------------
Holdings will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created under the Loan Documents;

          (b)  Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

          (c) Indebtedness of Holdings to CAIS, Inc. or any Subsidiary, and of any Subsidiary Loan Party (other than CAIS Software) to Holdings, CAIS, Inc. or any other Subsidiary and of CAIS, Inc. or CAIS Software to Holdings or any Subsidiary in an amount not to exceed that required to satisfy their respective working capital needs (as communicated to the Administrative Agent hereunder) in the ordinary course of business;

          (d) Guarantees by Holdings of Indebtedness of CAIS, Inc. or any Subsidiary Loan Party, by CAIS, Inc. of Indebtedness of Holdings or any Subsidiary Loan Party and by any Subsidiary of Indebtedness of Holdings or any Subsidiary Loan Party; provided that any such Guarantees of
                                --------
     Indebtedness of CAIS, Inc. or CAIS Software shall only be to provide credit support in connection with their respective working capital requirements (as communicated to the Administrative Agent) in the ordinary course of business;

          (e) other Indebtedness referred to on Schedule 6.01A (which shall be subject to mutual agreement of the parties hereto); and

          (f) other Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

          SECTION 6.02. Liens. Holdings and CAIS, Inc. will not, and Holdings
                        -----
will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Liens created under the Loan Documents;

          (b)  Permitted Encumbrances;

          (c) any Lien on any property or asset of Holdings, CAIS, Inc. or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that
     --------

     (i) such Lien shall not apply to any other property or asset of Holdings, CAIS, Inc. or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) any Lien existing on any property or asset prior to the acquisition thereof by CAIS, Inc. or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien
                                                   --------
     is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings, CAIS, Inc. or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) other Liens referred to on Schedule 6.02A (which shall be subject to mutual agreement of the parties hereto); and

          (f) other Liens securing obligations not exceeding $1,000,000 at any time outstanding.

          SECTION 6.03. Restricted Payments. (a) Each of Holdings and CAIS, Inc.
                        -------------------
will not, nor will Holdings permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except:

          (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock,

          (ii) Subsidiaries may make Restricted Payments to Holdings or to any wholly owned Subsidiary Loan Party, and

          (iii) Holdings may declare and pay dividends on its Series C Preferred Stock in cash to U.S. Telesource, Inc. to the extent required by and in accordance with the terms thereof in effect on the date hereof (including the related escrow agreement) on the dates and in the amounts set forth on Schedule 6.03.

          SECTION 6.04. Capital Expenditures. Make or commit to make any Capital
                        --------------------
Expenditure, except Capital Expenditures of CAIS, Inc. and other Subsidiaries in the ordinary course of business not exceeding an amount described on Schedule
6.04 hereto.

          SECTION 6.05. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee obligations permitted by Section 6.01;

          (d) loans and advances to employees of Holdings or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed at any one time outstanding an amount set forth on Schedule 6.05;

          (e)  Investments existing on the date hereof;

          (f) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed the amount set forth on
     Schedule 6.05A during the term of this Agreement; and

          (g)  Investments in any Subsidiary Loan Party or CAIS, Inc., provided
                                                                       --------
     that such Investments may be made in CAIS, Inc. or CAIS Software solely to satisfy their respective working capital requirements in the ordinary course of business (as communicated to the Administrative Agent hereunder).

                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of Holdings, CAIS, Inc. or any of the Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Holdings or CAIS, Inc. shall fail to observe or perform any covenant, condition or agreement contained in Section 5.04 (with respect to the existence of Holdings or CAIS, Inc.) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) Holdings, CAIS, Inc. or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, CAIS, Inc. or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, CAIS, Inc. or any Subsidiary or for a substantial part of its assets, and, in any such case, either (A) there shall be a period of 60 days during which such proceeding or petition shall not be dismissed, vacated or stayed pending appeal or (B) an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Holdings, CAIS, Inc. or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, CAIS, Inc. or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) Holdings, CAIS, Inc. or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they come due; or

          (k) any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection
     9.02 of this Agreement) or as otherwise permitted under this Agreement) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party,

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, CAIS, Inc. or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, CAIS, Inc. or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, CAIS, Inc. or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower and on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01. Notices. Except in the case of notices and other
                        -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 1255 22nd Street N.W., Fourth Floor, Washington, D.C. 20037, Attention of the President (Telecopy No. 202-463-
     7190); with a copy to Morrison and Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Telephone: (212) 468-8000,
     Facsimile: (212) 468-7900, Attention: Lorraine Massaro, Esq.;

          (b) if to the Administrative Agent to it at c/o Kohlberg Kravis Roberts & Co., 9 West 57th Street, Suite 4200, New York, New York 10019,
     Telephone: (212) 750-8300, Facsimile: (212) 750-0003, Attention: Alexander Navab; with a copy to Simpson Thacher and Bartlett, 425 Lexington Avenue, New York, New York 10017, Telephone: (212) 455-2000, Facsimile: (212) 455-2502; and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the
                        -------------------
Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, CAIS, Inc. and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender
--------
without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, or (vi) release Holdings from its Guarantee under the Parent Guarantee Agreement (except as expressly provided in the Parent Guarantee Agreement), or limit its liability in respect of such Guarantee or release any Subsidiary Loan Party from its Guarantee under the Subsidiary Guarantee Agreement (except as expressly provided in the applicable Subsidiary Guarantee Agreement), or limit its liability in respect of such Guarantee, in each case, without the written consent of each Lender; provided further that no such
                                            ----------------
agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

          (c) If, in connection with any proposed amendment, modification, termination or waiver of or to any of the provisions of this Agreement or the other Loan Documents contemplated by the first proviso to Section 9.02(b) the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to either (i) replace any such non-consenting Lender or Lenders with one or more replacement Lenders in the same manner as provided in
Section 2.19(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate any such non-consenting Lender's Commitment and repay in full its outstanding Loans in accordance with Sections 2.08(e) and 2.11(f); provided that unless the Commitments that are terminated and the Loans
         --------
that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), each Lender (other than the terminated Lender or Lenders) must consent to such termination.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
                        ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its

Affiliates, including charges and disbursements of counsel and accountants (including, without limitation, Deloitte & Touche) for the Administrative Agent, in connection with the preparation and administration of, or decision to enter into, the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless
                        ----------
from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the total outstanding Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, neither Holdings nor CAIS, Inc. shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, (i) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or the use of the proceeds thereof or (ii) arising out of, in connection with, or as a result of the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (provided that, in the case of clause (ii), such Indemnitee
                      --------
utilized the same degree of care in connection therewith as it uses for other confidential information).

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of
                                -----------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
                                                                  --------
(i) except in the case of an assignment to a Lender or a Lender Affiliate of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the

Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise
                   ----------------
required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register
                                     --------
shall be conclusive, and Holdings, CAIS, Inc., the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement
              --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, CAIS, Inc., the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will
--------
not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations to a Federal Reserve Bank, and with the consent of the Borrower and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its loans to its trustee in support of its obligations to such trustee, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                   --------
interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  SECTION 9.05. Survival. All covenants, agreements,
                                ---------
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This
                                -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement
                                -------------
held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall
                                ----------------
have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service
                                -----------------------------------------------
of Process. (a) This Agreement shall be construed in accordance with and
-----------
governed by the law of the State of New York.

                  (b) Each of Holdings and CAIS, Inc. hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) Each of Holdings and CAIS, Inc. hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
                                ---------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the
                                ---------
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative
                                ----------------
Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) in accordance with their customary procedures, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or CAIS, Inc. or any of its Affiliates or (i) to any actual or prospective direct or indirect contractual counterparty with a Lender or its affiliates in a swap or other derivative agreement or such counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12); provided that, unless specifically prohibited
                                  --------
by applicable law or court order, each Lender shall notify the Borrower of any request by any regulatory authority or representative thereof or pursuant to legal process (other than any such request in connection with any examination of the financial condition of such Lender by such regulatory authority) for disclosure of any such nonpublic information prior to disclosure of such information. For the purposes of this Section, "Information" means all
                                                -----------
information received from Holdings or CAIS, Inc. or any of its Affiliates relating to Holdings or CAIS, Inc. or any of the Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or CAIS, Inc. or any of its Affiliates; provided that, in
                                                               --------
the case of information received from Holdings or CAIS, Inc. after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding
                                -------------------------
anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall
                                                               -------
exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for,
                                     ------------
charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Assumption by CAIS, Inc. The parties hereto
                                ------------------------
agree that if Holdings or any other Loan Party shall obtain any necessary consents in respect of the CAIS Assumption from Nortel and its Affiliates (or the CAIS Assumption is otherwise not prohibited), CAIS, Inc. shall assume (the "CAIS Assumption") Holdings' rights and obligations as Borrower under this
 ---------------
Agreement and the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent, Holdings shall simultaneously be released from its obligations as Borrower hereunder and shall execute and deliver the Parent Guarantee Agreement, and all references herein to the Borrower shall be deemed to be references to CAIS, Inc. mutatis mutandis.
                               ------- ---------

                  SECTION 9.15. Warrants. (a) In the event that the CAIS
                                ---------
Assumption does not occur by November 15, 2000, then Holdings shall enter into a warrant agreement, substantially in the form of Exhibit E hereto (the "Initial
                                                                       -------
Warrant Agreement"), with each Lender and issue warrants to purchase 500,000
-----------------
shares of common stock of Holdings, which warrants shall be issued pro rata to the Lenders based on the amount of each of their respective Commitments, Loans and other amounts owed hereunder as of such date. In the event the CAIS Assumption does not occur by November 22, 2000, then Holdings shall issue additional warrants to purchase 500,000 shares of common stock of Holdings pursuant to the Initial Warrant Agreement, which warrants shall be issued pro rata to the Lenders based on the amount of each of their respective Commitments, Loans and other amounts owed hereunder as of such date.

                  (b) In the event that the Commitments have not been terminated and the principal of and the interest on each Loan and any fees hereunder have not been paid in full on or before December 31, 2000, Holdings shall enter into a warrant agreement, substantially in the form of Exhibit E hereto (the "Second
                                                                         ------
Warrant Agreement", together with the Initial Warrant Agreement, the "Warrant
-----------------                                                     -------
Agreement"), with each Lender and issue warrants to purchase a number of shares
---------
of common stock of Holdings equal to the difference between (i) the number of shares of common stock of Holdings equal to 19.9% of the number of outstanding shares of common stock on the date hereof and (ii) the sum of (A) 2,000,000 and
(B) the number of warrants issued pursuant to Section 9.15(a).

                  SECTION 9.16. Representations of the Lenders. Each Lender
                                -------------------------------
represents and acknowledges that the Loans are not registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, that the extension of the Loans are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act and from similar exemptions under state securities laws as not involving any public offering and that the Borrower's reliance on such exemption is predicated in part on the representations made by each Lender to and with the Borrower that such Lender (1) is acquiring the Loans for investment for its own account, with no present intention of reselling or otherwise distributing the same (other than a portion of its Commitments, Loans and other obligations hereunder to R. Theodore Ammon), (2) is an "accredited investor" as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the extension of the Loans. The Loans may not be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act if the transferor delivers a certificate, in form and substance reasonably satisfactory to the Borrower, that such transfer complies with the requirements of Rule 144, or (iii) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Borrower and, in the case of any transfer pursuant to clause (iii) other than to an affiliate of such Lender or R. Theodore Ammon, with the delivery to the Borrower of an opinion of counsel reasonably satisfactory to the Borrower by counsel reasonably satisfactory to the Borrower (and the Borrower hereby acknowledges and agrees that Simpson Thacher & Bartlett is reasonably satisfactory to the Borrower), stating that no registration is required under the Securities Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             CAIS INTERNET, INC.,

                                              by

                                                 /s/ William M. Campbell IV
                                                 ---------------------------
                                                 Name: William M. Campbell IV
                                                 Title: President

                                             CII Ventures II LLC,
                                             individually and as
                                             Administrative Agent,

                                              by

                                                 /s/ Alexander Navab
                                                 -------------------
                                                 Name: Alexander Navab
                                                 Title: President

                                             ULYSSES G. AUGER II

                                              by

                                                 /s/ Ulysses G. Auger II
                                                 -----------------------
                                                 Name: Ulysses G. Auger
                                                 Title:

                                             R. THEODORE AMMON

                                             by:

                                                 /s/ R. Theodore Ammon
                                                 ---------------------
                                                 Name: R. Theodore Ammon
                                                 Title: